UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2016

Achillion Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 23, 2016, Achillion Pharmaceuticals, Inc. (the “Company”) entered into an amendment (the “Third Amendment”) to the Collaboration and License Agreement (“License Agreement”), dated May 19, 2015, by and between the Company and Janssen Pharmaceuticals, Inc. (“Janssen”), which Third Amendment shall become effective on December 26, 2016.

The License Agreement provided for a $15.0 million payment by Janssen to the Company for the Clinical Milestone Event under Section 8.3.1 of the License Agreement (the “Milestone Payment”). The Third Amendment provides that the Milestone Payment shall be due on dosing of the first patient in the OMEGA-1 Phase 2b study of JNJ-4178 and payable by Janssen within thirty (30) days after receipt by Janssen of an invoice from the Company.

The description of the terms and conditions of the Third Amendment set forth herein is not complete and is qualified in its entirety by reference to the full text of the Third Amendment attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Third Amendment to Collaboration and License Agreement, dated as of December 23, 2016, by and between Achillion Pharmaceuticals, Inc. and Janssen Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHILLION PHARMACEUTICALS, INC.

Date: December 28, 2016	By:	/s/ Mary Kay Fenton
Mary Kay Fenton Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Third Amendment to Collaboration and License Agreement, dated as of December 23, 2016, by and between Achillion Pharmaceuticals, Inc. and Janssen Pharmaceuticals, Inc.